EX-99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Goldman Sachs Trust of our report dated May 23, 2025, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts”, “Representations and Warranties”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

Boston, MA

December 19, 2025

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210
www.pwc.com	+1 (617) 530 5000

Appendix A

Fund Book	Fund	Period
Short Duration and Government Income Fund	Goldman Sachs Government Income Fund	April 1, 2024 – March 31, 2025
Short Duration and Government Income Fund	Goldman Sachs U.S. Mortgages Fund	April 1, 2024 – March 31, 2025

2